Exhibit 99.1

NEWS RELEASE

COMSTOCK ANNOUNCES FIRST QUARTER 2026 RESULTS AND CORPORATE UPDATES

VIRGINIA CITY, NEVADA, May 7, 2026 – Comstock Inc. (NYSE: LODE) (“Comstock,” “our,” and the “Company”), today announced its first quarter 2026 results, business updates and an updated 2026 business outlook.

“During the first quarter of 2026, we completed the successful capitalization of our Company with aligned investors keen on participating in Comstock’s transformation into a multi-billion-dollar global, industrial materials enterprise,” stated Corrado De Gasperis, Comstock’s Chief Executive Officer. “We have expanded our board and governance with the competencies and capacities for governing a truly global enterprise that is repositioning our assets, systems and teams to achieve this new reality.”

Recent Corporate Transactions and Liquidity and Capital Resources Highlights

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Completed an oversubscribed equity financing of $57.5 million in gross proceeds or $53.1 million, net of offering expenses, driven by high demand from leading institutional investors that further strengthened our capital base and accelerates the commercialization and development of the Comstock Metals recycling and metal recovery processes.

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Expanded our Board of Directors with three outstanding, independent and broadly experienced directors representing our top shareholders and positioning the Company’s governance for global growth and sustained value creation.

●	Advanced the monetization of our legacy mining assets held for sale with definitive agreements expected in Q3 2026.
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Increased our investment in Sierra Springs Opportunity Fund, Inc. (“SSOF”) to 42.57%, representing over 2,200 acres of primarily datacenter centric Nevada real estate and water rights positioned for higher value monetization.

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Entered into a guaranty agreement with Great Basin Gas Transmission Company supporting an initial surety arrangement of $22 million increasing to $54.0 million by December 31, 2027, which secured power equivalent to 250-300 megawatts and supporting the high value monetization plan of our Nevada real estate investments.

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Extinguished all former promissory notes commitments, including make whole provisions, resulting in cash proceeds in excess of obligations of $1.25 million returned and $0.55 million to be returned in January and May of 2026, respectively, for a total of nearly $1.8 million in expected total cash proceeds back to the Company.

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Extinguished, as contractually required in April 2026, the final remaining earn out liability of approximately $5 million, with the issuance of 1,750,000 common shares, for the prior acquisition of companies that comprise Bioleum.

●	Cash and cash equivalents were $53.0 million at March 31, 2026, and $44.3 million at May 5, 2026.
●	Common shares outstanding were 74.1 million at March 31, 2026, and 75.9 million shares at May 5, 2026.

“In 2021, we set out on an ambitious transformation from a traditional junior mining company into a global, standard-setting, certified, zero-landfill renewable metals solution. Comstock Metals has deployed and is now scaling into a highly efficient and more broadly recognized industrial material supply chain that produces clean aluminum, silver, copper, and high specification glass materials,” stated Mr. De Gasperis. “Selling our mining assets in the nearer term and positioning our expansive and attractive industrial Silver Springs real estate for land-power-data monetization represent our other major objectives for 2026.”

Selected Segment Highlights for the First Quarter of 2026

Comstock Metals

“Comstock, along with our integrators and installation teams, has now received substantially all our equipment, including power generation, expansive storage capacity and upgrades for offtake products, as we complete commissioning and look forward to operations in June. We have already tested the first unit operation and will continue moving through each unit operation as we assemble, complete and start operating the plant this quarter. We have also designed a first-of-its-kind, industrial tailings recovery solution that should enable a closed-loop process for the recovery of high-value raw minerals, including silver and other critical metals, from our industrial tailings. Our team’s persistence has been unwavering as we commercialize new products and markets with focus and speed,” said Dr. Fortunato Villamagna, President of Comstock Metals.

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Received and installed major precision-manufactured equipment for production at our first industry-scale facility in Silver Springs, NV, with commissioning ongoing and operations on line by the end of the second quarter of 2026;

●	Completed preliminary design and feasibility for a U.S.-based, industrial metal recovery solution for our tailings;
●	Secured partners finalized schedules and commenced bench and pilot scale testing for industrial metal recovery;
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Secured permits and received approval from California’s Department of Toxic Substances Control (“DTSC”); becoming one of a select group of companies authorized and operating as a universal waste recycler in California;

●	Established an Ohio and California-based logistics and aggregation hub connecting and supporting two of the largest end-of-life solar panel geographic markets in the United States;
●	Increased marketing and sales capacity across the system as our industry-scale production comes online; and
●	Selected and submitted state-level permit applications for the second industry-scale production facility in Nevada.

“We have expanded the production system with highly effective equipment for offtake product upgrades, especially glass products, that expands our supply chain with high quality customers and positions us for higher offtake product revenues,” said Dr. Villamagna. “These upgrades, coupled with the development of a metal recovery solution for our tailings, creates a highly differentiated, diverse, industrial material supply chain. We remain the only certified R2v3/RIOS Responsible Recycling Standard by SERI for solar panel recycling (100% of the entire panel) and the only known solution that can efficiently scale to meet our customers rapidly growing need for disposing these end-of-life liabilities. We are also undertaking the required steps to become ISO certified, which will further strengthen the quality of our system and increase the value of the products we sell.”

Comstock Mining

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Closed on the additional sales of royalties and other rights from the northern district claims for an additional $1.4 million in cash proceeds, bringing the total consideration to over $4.3 million; and

●	Engaged multiple, well-capitalized mining companies for the sale and monetization of our mineral and mining assets.

“The rapidly rising industrial silver demand and recent silver prices have us well positioned to capitalize in both our recycling and mining businesses. For mining, we are now closing in on definitive agreements to sell all of our mining assets, most likely in the third quarter, for good value,” said Comstock’s Chief Financial Officer and Comstock Mining President, Mr. Judd Merrill.

Bioleum Corporation

“Bioleum has assembled a “Farm-to-Fuel” platform that solves the singular most meaningful bottleneck in the renewable fuels industry, which is the availability of efficient, reliable feedstock. The potential for Bioleum’s Hexas XanoFiberTM to deliver the highest yielding, lowest carbon impacting (“CI”) and lowest delivered cost in conjunction with Bioleum’s conversion technologies, creates a fully integrated, differentiated renewable fuel solution,” said Mr. De Gasperis. “The team is finalizing their current capital raise plans and deploying the first integrated, demonstration scale solution, just like we did with metals.”

Outlooks for Remainder of 2026

The Company is monetizing its portfolio of non-core assets, simplifying its business and enhancing its liquidity.

The Company’s corporate and mining objectives for 2026 include:

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Monetize our legacy mineral and mining properties, plants and equipment, maximize the associated cash proceeds and realize the ongoing cost savings benefits from a realigned and more focused enterprise;

●	Secured sufficient power sources for hyper-scale data center developments on our lands in Silver Springs, NV;
●	Restructure, align and expand the ownership in the SSOF and position for high-value monetization;
●	Monetize all other legacy, non-core real estate in Silver Springs, NV; and
●	Support Bioleum development, including the integration and commercialization of Hexas.

Our legacy starts with our namesake, the Comstock Lode. We are in advanced discussions to sell all of our mining assets. We believe that the expected financial returns from recycling solar panels and becoming a more sophisticated industrial materials company far exceed the returns from hard-rock mining in both speed, duration, and of course, absolute magnitude. Capital redeployed from our mining assets to our solar recycling platform is expected to result in superior return on that capital.

Our legacy also includes prior investments in real estate, including SSOF which includes thousands of acres of industrial, commercial, and residential real estate in Silver Springs, Nevada. This real estate includes the locations we are leasing for our metal recycling facilities. Our recent ability to secure natural gas-based power sources, in an area now leading in industrial manufacturing and data center development, positions us to capitalize on both our investment in SSOF and our adjacent, direct land holdings. While this requires additional capital allocation to perfect and control, the results should enable an extremely valuable, monetizable land portfolio that we have prioritized to sell. We expect these transactions to start monetizing in 2026.

Comstock Metals

Comstock Metals has established the goal of setting the global standard for solar panel recycling. Our process creates no waste, no landfilled materials, and results in clean recycled products safe for reuse. The growth opportunities for Comstock Metals continue developing beyond our original plans, as we have now expanded our customer base with some of the most sophisticated supply chain partners for feedstocks, technologies, logistics, and offtakes, including upgraded production solutions for high quality glass with multiple applications, customers and markets.

The Company's Metals objectives for 2026 include:

●	Receive, deploy, assemble and commission our first industry-scale facility in Silver Springs, NV;
●	Operate our first industry-scale facility in Silver Springs profitably;
●	Secure additional Master Service Agreements with national and regional customers;
●	Advance development efforts, with partners, to recover more and higher-purity materials from recycled streams;
●	Select and secure additional sites, expand storage capabilities and secure permits for these additional sites;
●	Complete site selection for at least three additional solar panel recycling locations and commence permitting;
●	Upgraded downstream production lines for enhanced recoveries, including high specification glass and silver;
●	Submit permits for our second industry-scale facility in southern NV; and
●	Procure our second industry-scale recycling equipment and processing facility and commence commissioning.

Comstock Metals has proven its process with all types of solar panels through multi-year, demonstration-scale production and has secured all prerequisite permits to now expand and scale its industrial operations. We have received substantially all of our industry-scale equipment, expanded our storage capacity, and secured world-class customers. Building on that momentum, our goal is nothing short of establishing the global standard in solar recycling and refining.

CONFERENCE CALL DETAILS

Comstock’s Chief Executive Officer, Corrado De Gasperis, and its Chief Financial Officer, Judd Merrill, will present an overview of the first quarter 2026 financial results, upcoming milestones, and how the Company’s systemic platform is optimizing results on Thursday, May 7, 2026, via a webinar.

Investors and all other interested parties are invited to register below.

Date:	Thursday, May 7, 2026

Time:	4:30 p.m. ET

Register: Webinar Registration

HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at: ir@comstockinc.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies, systems and supply chains that enable, support and sustain clean energy systems by efficiently, effectively, and expediently extracting and converting under-utilized natural resources into reusable metals, like silver, aluminum, gold, and other critical minerals, primarily from end-of-life photovoltaics. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

Judd B. Merrill, Chief Financial Officer

Tel (775) 413-6222

ir@comstockinc.com

For media inquiries:

Zach Spencer, Director of External Relations

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “forecast,” “seek,” “target,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: expectations regarding the completion of the proposed securities offering, future market conditions; future explorations or acquisitions, divestitures, spin-offs or similar distribution transactions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: sales of, and demand for, our products, services, and/or properties; industry market conditions, including the volatility and uncertainty of commodity prices; the speculative nature, costs, regulatory requirements, and hazards of natural waste resource identification, exploration, development, availability, recycling, extraction, processing, and refining activities, including operational or technical difficulties, and risks of diminishing quantities or insufficiency of grades of qualified resources;; changes in our planning, exploration, research and development, production, and operating activities; research and development, exploration, production, operating, and other variable and fixed costs; throughput rates, margins, earnings, debt levels, contingencies, taxes, capital expenditures, net cash flows, and growth; restructuring activities, including the nature and timing of restructuring charges and the impact thereof; employment and contributions of personnel, including our reliance on key management personnel; the costs and risks associated with developing new technologies; our ability to commercialize existing and new technologies; the impact of new, emerging, and competing technologies on our business; the possibility of one or more of the markets in which we compete being impacted by political, legal, and regulatory changes, or other external factors over which we have little or no control; the effects of mergers, consolidations, and unexpected announcements or developments from others; the impact of laws and regulations, including permitting and remediation requirements and costs; changes in or elimination of laws, regulations, tariffs, trade, or other controls or enforcement practices, including the potential that we may not be able to comply with applicable regulations; changes in generally accepted accounting principles; adverse effects of climate changes, natural disasters, and health epidemics, such as the COVID-19 outbreak; global economic and market uncertainties, changes in monetary or fiscal policies or regulations, the impact of terrorism and geopolitical events, volatility in commodity and/or other market prices, and interruptions in delivery of critical supplies, equipment and/or raw materials; assertion of claims, lawsuits, and proceedings against us; potential inability to satisfy debt and lease obligations, including because of limitations and restrictions contained in the instruments and agreements governing our indebtedness; our ability to raise additional capital and secure additional financing; interruptions in our production capabilities due to equipment failures or capital constraints; potential dilution from stock issuances, recapitalization, and balance sheet restructuring activities; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to maintain the listing of our securities on any securities exchange or market; and our ability to implement additional financial and management controls, reporting systems and procedures and comply with Section 404 of the Sarbanes-Oxley Act, as amended. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.